SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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JULIUS BAER INVESTMENT FUNDS

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[JULIUS BAER FUNDS]

JULIUS BAER FUNDS

May 6, 2008

Dear Shareholders:

          You recently received proxy materials dated March 10, 2008 (“Proxy Statement”).  The Proxy Statement relates to special meetings (“Special Meetings”) of the shareholders (the “Shareholders”) of (i) the Julius Baer Investment Funds (the “Trust”)1and (ii) the Julius Baer Global Equity Fund Inc. (the “Global Equity Fund”).  The Trust and the Global Equity Fund are hereinafter referred to as the “Julius Baer Funds.”  At the Special Meetings, Shareholders will be asked to approve amended and restated investment advisory agreements between the Julius Baer Funds and Julius Baer Investment Management LLC (the “Adviser”).

          We would like to point out that the text of the Proxy Statement contains a description of the frequency of advisory fee payments that differs from the payment frequency set forth in the forms of Investment Advisory Agreement attached as Appendix A to the Proxy Statement.  Specifically, the text of the Proxy Statement states that “the Investment Advisory Agreements provide that the Julius Baer Funds will pay annual investment advisory fees, which are calculated daily and paid monthly. . . .”  See  Proxy Statement at page 19.  However, the form of Investment Advisory Agreement for Julius Baer Investment Funds states that “In consideration of the services rendered pursuant to Section 2 of this Agreement, the Fund will pay the Adviser after the end of each calendar quarter while this Agreement is in effect a fee for the previous quarter. . . .”  See  Proxy Statement at page 37.  Similarly, the Form of Investment Advisory Agreement for the Global Equity Fund Inc. states that “In consideration of the services rendered pursuant to this Agreement, the Company will pay the Adviser after the end of each calendar quarter while this Agreement is in effect a fee for the previous quarter….”  See  Proxy Statement at page 45.

            The payment of the advisory fee should be described as monthly in each form of Investment Advisory Agreement.  Accordingly, pages 37 and 45 of the Proxy Statement should read as follows:

                        “In consideration of the services rendered pursuant to this Agreement, the [Fund/Company] will pay the Adviser after the end of each month while this Agreement is in effect a fee for the previous month. . . .”

            If you have not already voted your shares, we encourage you to do so.  Your vote is important, no matter how many shares you own.  If you have already voted, please be aware that you may revoke your proxy at any time before it is exercised by giving notice of your revocation to the Julius Baer Funds in writing (by subsequent proxy or otherwise).  You may also revoke your proxy by attending the Special Meetings, requesting the return of your proxy and voting in person.

            As always, we are available to answer your questions at 1-800-628-8510.  By mailing in your vote today, you can help reduce the cost of follow-up mailings and phone calls.

          Thank you for your attention to this important matter and your continued support.

Sincerely,

/s/ Tony Williams
Tony Williams
President

1 The Julius Baer Investment Funds consist of the Julius Baer International Equity Fund, the Julius Baer International Equity Fund II, the Julius Baer Total Return Bond Fund, the Julius Baer Global High Income Fund, the Julius Baer U.S. Microcap Fund, the Julius Baer U.S. Smallcap Fund, the Julius Baer U.S. Midcap Fund, and the Julius Baer U.S. Multicap Fund.